UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced by AmerisourceBergen Corporation (the “Registrant”), R. David Yost, age 63, has retired as the Registrant’s President and Chief Executive Officer, effective as of July 1, 2011. In connection with his planned retirement from the Registrant, Mr. Yost has also resigned as a member of the Registrant’s Board of Directors, effective as of July 1, 2011. The Registrant’s Board of Directors is currently comprised of nine members.

(c) As previously announced by the Registrant, the Registrant’s Board of Directors has appointed Steven H. Collis, age 50, as the President and Chief Executive Officer of AmerisourceBergen Corporation, effective as of July 1, 2011. Prior to his promotion to the position of President and Chief Executive Officer, Mr. Collis served as the Registrant’s President and Chief Operating Officer from November 2010 to June 2011, and Executive Vice President of the Registrant and President of AmerisourceBergen Drug Corporation, from September 2009 to November 2010. Mr. Collis served as Executive Vice President of the Registrant and President, AmerisourceBergen Specialty Group from September 2007 to September 2009 and was Senior Vice President of the Registrant and President, AmerisourceBergen Specialty Group from August 2001 to September 2007. Mr. Collis has been employed by the Registrant or one of its predecessors since 1994.

Mr. Collis, who was appointed to the Registrant’s Board of Directors in May 2011, will assume the Chair of the Registrant’s Executive and Finance Committee of the Board of Directors, effective as of July 1, 2011.

  A copy of the press release issued by the Registrant regarding the matters described above is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1 News Release, dated July 1, 2011, regarding the appointment of Steven H. Collis as the President and Chief Executive Officer of AmerisourceBergen Corporation and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 1, 2011
By: /s/ Michael D. DiCandilo Name: Michael D. DiCandilo Title: Executive Vice President and Chief Financial Officer